                                                                   EXHIBIT 10.37

                        STOCK PURCHASE LETTER AGREEMENT

     This Stock Purchase Letter Agreement, dated as of January 24, 2000, sets forth the entire agreement between drugstore.com, inc., a Delaware corporation ("drugstore.com"), and Amazon.com, Inc., a Delaware corporation ("Amazon.com"), regarding the issuance and sale by drugstore.com of 1,066,667 shares (the "Amazon.com Shares") of the common stock, par value $0.0001, of drugstore.com (the "Common Stock") in a private placement transaction. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Fourth Amended and Restated Investors' Rights Agreement, dated May 19, 1999, as amended (the "IRA").

     A. drugstore.com hereby agrees to issue and sell to Amazon.com, and Amazon.com, on the basis of the representations and warranties herein contained and subject to the terms and conditions hereof, hereby agrees to purchase from drugstore.com, the Amazon.com Shares, at a purchase price of $28.125 per share (representing the average closing prices of the Common Stock for the five trading days immediately preceding the date hereof).

     Payment for the Amazon.com Shares shall be made by Amazon.com to an account designated by drugstore.com by wire transfer of immediately available funds in the amount of $30,000,009.37. Such payment will be made at 9:00 a.m. Seattle time, on January 24, 2000 (the "Closing Time"). A certificate or certificates representing the Amazon.com Shares shall be delivered by drugstore.com to Amazon.com at the Closing Time or as soon as practicable thereafter.

     As a condition to the closing of the transaction contemplated by this Stock Purchase Letter Agreement, at the Closing Time, drugstore.com shall deliver to Amazon.com a legal opinion of its counsel regarding such transaction in form and substance reasonably satisfactory to Amazon.com.

     B. drugstore.com hereby certifies that the representations and warranties of drugstore.com attached hereto as Exhibit A are true and correct as of the date hereof and as of the Closing Time.

     C. (i) drugstore.com will use its reasonable best efforts to amend the IRA to include the Amazon.com Shares in the definition of "Registrable Securities" contained in Section 1.1(b) of the IRA for all purposes and subject to all conditions of the IRA.

     (ii) drugstore.com shall use its reasonable best efforts to list the Amazon.com Shares on the Nasdaq National Market as soon as practicable after the date hereof.

     D. (i) Amazon.com hereby confirms that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Act"); that it has read the Private Placement Memorandum dated as of January 23, 2000 (the "Disclosure Document") attached hereto as Exhibit B and has had an opportunity to ask questions and obtain answers concerning the information provided in the Disclosure Document; that the Amazon.com Shares are being acquired for investment purposes only for its own account; and that it has no present intention of selling or otherwise distributing the shares. Amazon.com further acknowledges that the Amazon.com Shares are "restricted securities" under applicable federal and state securities laws and that, pursuant to these laws, Amazon.com must hold the shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

     (ii) Amazon.com agrees that the certificate or certificates representing the Amazon.com Shares, and any certificate or certificates delivered in substitution or exchange therefor, shall bear a legend substantially in the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT
     (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR (B) UPON RECEIPT BY DRUGSTORE.COM, INC. OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO DRUGSTORE.COM, INC., STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

drugstore.com shall cause such legend to be removed with respect to any Amazon.com Shares that are transferred pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act.

     E. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts laws.

     IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Letter Agreement as of the date first written above.



                                    DRUGSTORE.COM, INC.


                                    By
                                       -----------------------------------
                                    Title
                                          --------------------------------



                                    AMAZON.COM, INC.


                                    By
                                       -----------------------------------
                                    Title
                                          --------------------------------

                                   Exhibit A

              Representations and Warranties of the drugstore.com

     drugstore.com (the "Company") represents and warrants to Amazon.com that, as of the date hereof:

          (a) The Disclosure Document, as of its date, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (i) the Disclosure Document contains no disclosure of any kind regarding the transactions contemplated by this Stock Purchase Agreement or related agreements and (ii) the Disclosure Document contains disclosure regarding a proposed public offering (the "Offering") by the Company and certain selling stockholders of shares of Common Stock, and there can be no assurance that the Offering will occur as contemplated in the Disclosure Document or at all.

          (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. No subsidiary is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act").

          (d) This Stock Purchase Agreement Letter has been duly authorized, executed and delivered by the Company.

          (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Disclosure Document.

          (f) The shares of Common Stock outstanding prior to the issuance of the Amazon.com Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (g) The Amazon.com Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Stock Purchase Letter Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Stock Purchase Letter Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except where such contravention would not singly or in the aggregate, have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Stock Purchase Letter Agreement, except such as may be required by securities or Blue Sky laws.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Document.

          (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Disclosure Document and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Disclosure Document that are not described as required.

          (k) The Company is not and, after giving effect to the offering and sale of the Amazon.com Shares and the application of the proceeds thereof, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (l) The Company and its subsidiaries (i) are in compliance with any and all applicable, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (m) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) Except as described in the Disclosure Document, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.

          (o) Subsequent to the respective dates as of which information is given in the Disclosure Document, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Disclosure Document and except for the transactions contemplated by this Stock Purchase Letter Agreement or related agreements.

          (p) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Document or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Disclosure Document.

          (q) Except as described in the Disclosure Document, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), Internet domain names, trademarks, service marks and trade names ("Intellectual Property") currently employed by them in connection with the business now operated by them; neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

          (r) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Disclosure Document, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) The Company and its subsidiaries are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Document.

          (t) The Company and its subsidiaries are in material compliance with all applicable, federal, state and local laws and regulations relating to the Company's pharmacy operations as described in the Disclosure Document; the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, or local regulatory authorities necessary to conduct their respective business, including being licensed and in good standing as a pharmacy in the State of Washington and as a non-resident pharmacy in each state where a license is required by the Company's current pharmacy operations; to the best knowledge of the Company, RxAmerica, L.L.C. and Rite Aid Corporation possess all certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary to fulfill its obligations to the Company under the Pharmacy Service Agreement (the "Pharmacy Service Agreement") dated February 8, 1999 and the Pharmacy Supply and Services Agreement (the "Rite Aid Agreement") dated June 17, 1999, respectively, including being a licensed resident pharmacy in each state where a license is required; and neither the Company, any of its subsidiaries, or to the best knowledge of the Company, RxAmerica, L.L.C. or Rite Aid Corporation, has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Document.

          (u) The Company and its subsidiaries have not received written notice of termination of (i) the Pharmacy Service Agreement, (ii) the Rite Aid Agreement, or (iii) the Service and Supply Agreement dated January 29, 1999 between the Company and Walsh Distribution, Inc.

          (v) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be or has been affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have or has had a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole.